Exhibit 2.3

AMENDMENT 2 TO ACQUISITION AGREEMENT

This Amendment 2 to Acquisition Agreement (this “Amendment”), dated March 13, 2015 is entered into by and among China United Insurance Service, Inc., a company with limited liability incorporated under the laws of Delaware (“CUIS”) and the selling shareholders of Action Holdings Financial Limited (“AHFL”) as listed in Schedule I of this Amendment (the “Selling Shareholders”) ..

CUIS and the Selling Shareholders are collectively referred to as the “Parties” and each a “Party” under this Amendment.

WHEREAS, the Parties entered into the Acquisition Agreement on August 24, 2012 (the “Agreement”), pursuant to which CUIS acquired any and all issued and outstanding shares of AHFL and became the sole shareholder of AHFL, and the Parties agreed that CUIS shall pay the consideration set forth in Section 2.2 of the Agreement for such acquisition.

WHEREAS, the Selling Shareholders and CUIS desire to amend certain provisions of Sections 2.2 of the Agreement.

Capitalized terms defined in the Agreement have, unless expressly defined in this Amendment or the context requires otherwise, the same meaning in the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to and on the terms and conditions set forth herein, the Parties hereto agree as follows:

To amend and restate Sections 2.2(iii), (iv) and (v):

(iii) pay NT$15 million to the Selling Shareholders in the amounts set forth opposite each Selling Shareholder's name on Schedule I on or prior to March 31, 2016 or at any other time or in any other manner otherwise agreed upon by and among the Parties; (iv) pay NT$7.5 million to the Selling Shareholders in the amounts set forth opposite each Selling Shareholder's name on Schedule I on or subsequent to March 31, 2016 or at any other time or in any other manner otherwise agreed upon by and among the Parties; and (v) set up an employee stock pool, consisting of up to 4 million shares of CUIS Common Stock, among which 2 million shares shall be solely granted to employees of Dinglv Broker pursuant to Section 2.8 herein, and the remaining 2 million shares to be granted to employees of affiliated entities of CUIS (including Dinglv Broker employees).

Except amended by this Amendment, any other provision of the Agreement shall remain unchanged. This Amendment together with the Agreement shall constitute the entire agreement among the Parties with respect to the subject matter of the Agreement and shall supersede all previous communications of the Parties in respect of the subject matter of the Agreement. This Amendment is made in one or more counterparts, all of which will be considered one and the same agreement and will become effective. When one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

IN WITNESS WHEREOF the Parties hereto have executed this Amendment as of the day and year first above written.

China United Insurance Service, Inc.

By:	/s/ MAO YI HSIAO
Name:	MAO YI HSIAO
Title:	Director

 IN WITNESS WHEREOF the Parties hereto have executed this Amendment as of the day and year first above written.

Selling Shareholders

By: /s/ MAO YI HSIAO Name: MAO YI HSIAO	By: /s/ CHOU CHUNG HSIEN Name: CHOU CHUNG HSIEN

By: /s/ CHEN HUNG JU Name: CHEN HUNG JU	By: /s/ YU HENG CHI Name: YU HENG CHI

By: /s/ CHENG MIN LUNG Name: CHENG MIN LUNG	By: /s/ CHEN HSIN CHU Name: CHEN HSIN CHU

By: /s/ LEE TSUN HSING Name: LEE TSUN HSING	By: /s/ CHEN SHU TZU Name: CHEN SHU TZU

By: /s/ YEH FU CHAO Name: YEH FU CHAO	By: /s/ CHEN YING CHANG Name: CHEN YING CHANG

By: /s/ HSU MING CHU Name: HSU MING CHU	By: /s/ CHEN YI CHING Name: CHEN YI CHING

By: /s/ YU WANG CHIN Name: YU WANG CHIN	By: /s/ YANG LI LING Name: YANG LI LING

By: /s/ WANG LING SHUEH Name: WANG LING SHUEH	By: /s/ CHEN PO CHIANG Name: CHEN PO CHIANG

By: /s/ CHEN HSIAO HUNG Name: CHEN HSIAO HUNG	By: /s/ CHIANG WEN TE Name: CHIANG WEN TE

By: /s/ LI BI E Name: LI BI E	By: /s/ LIN KUNG YEN Name: LIN KUNG YEN

By: /s/ YANG CHE CHIA Name: YANG CHE CHIA	By: /s/ HONG ZHONG NAN Name: HONG ZHONG NAN

By: /s/ CHOU SHIOU HUEI Name: CHOU SHIOU HUEI	By: /s/ JIAN SU HUA Name: JIAN SU HUA

By: /s/ HSU YA LIN Name: HSU YA LIN	By: /s/ HAO CHIEH Name: HAO CHIEH

By: /s/ WANG JEN CHUAN Name: WANG JEN CHUAN	By: /s/ WANG MEI HUI Name: WANG MEI HUI

By: /s/ LIAO YUNG MING Name: LIAO YUNG MING	By: /s/ LIU TA WEI Name: LIU TA WEI

By: /s/ CHANG CHIEN HAN CHUNG Name: CHANG CHIEN HAN CHUNG	By: /s/ CHENG HSING LING Name: CHENG HSING LING

By: /s/ YANG HSIU YUN Name: YANG HSIU YUN	By: /s/ LIN TING HUA Name: LIN TING HUA

By: /s/ LIN CHU CHUN Name: LIN CHU CHUN	By: /s/ LEE YAO TUNG Name: LEE YAO TUNG

By: /s/ TSAI CHIH HUNG Name: TSAI CHIH HUNG	By: /s/ HUANG SHU JHEN Name: HUANG SHU JHEN

By: /s/ TSAI KUO SUNG Name: TSAI KUO SUNG	By: /s/ CHAO HUI HSIEN Name: CHAO HUI HSIEN

By: /s/ WU CHI TAI Name: WU CHI TAI	By: /s/ HSU PEI YU Name: HSU PEI YU

By: /s/ CHEN HSUAN YU Name: CHEN HSUAN YU	By: /s/ TU WEI PIN Name: TU WEI PIN

By: /s/ JIANG KAI WEI Name: JIANG KAI WEI	By: /s/ TU CHENG WEI Name: TU CHENG WEI

By: /s/ LIN CHUN WEI Name: LIN CHUN WEI	By: /s/ CHAN HUI YING Name: CHAN HUI YING

By: /s/ TU WEN TI Name: TU WEN TI	By: /s/ CHUANG YUNG CHI Name: CHUANG YUNG CHI

By: /s/ SHEN WEN CHE Name: SHEN WEN CHE	By: /s/ CHIN LI HSUN Name: CHIN LI HSUN

By: /s/ HSIEH TUNG CHI Name: HSIEH TUNG CHI	By: /s/ YEH JEI HUA Name: YEH JEI HUA

By: /s/ CHEN YU ZHEN Name: CHEN YU ZHEN	By: /s/ LIN CHIN CHIANG Name: LIN CHIN CHIANG

By: /s/ TSAO CHIH TANG Name: TSAO CHIH TANG	By: /s/ SHIH YEN CHIN Name: SHIH YEN CHIN

By: /s/ CHENG YA FEN Name: CHENG YA FEN	By: /s/ CHEN HSIANG LI Name: CHEN HSIANG LI

By: /s/ HUANG CHUN CHIEH Name: HUANG CHUN CHIEH	By: /s/ LIU YU FANG Name: LIU YU FANG

By: /s/ TUNG SU LAN Name: TUNG SU LAN	By: /s/ CHANG HUI CHUN Name: CHANG HUI CHUN

By: /s/ YEN YU HSUN Name: YEN YU HSUN	By: /s/ YEH WAN YU Name: YEH WAN YU

By: /s/ CHEN MING HSIU Name: CHEN MING HSIU	By: /s/ YANG HSIANG HUI Name: YANG HSIANG HUI

By: /s/ NIEN HUI CHU Name: NIEN HUI CHU	By: /s/ CHIH YING PEI Name: CHIH YING PEI

By: /s/ SHEN KAI FONG Name: SHEN KAI FONG	By: /s/ WANG LING SHIH Name: WANG LING SHIH

By: /s/ CHEN HSIAO MEI Name: CHEN HSIAO MEI	By: /s/ CHENG YEN WEN Name: CHENG YEN WEN

U-Li Investment Consulting Enterprise Co., Ltd. By: /s/ LEE SHU FEN Name: LEE SHU FEN Title: Director	Marcopolo Investment Company Ltd. By: /s/ CHOU CHUNG HSIEN Name: CHOU CHUNG HSIEN Title: Director

CHENG HENG Investment Co., Ltd. By: /s/ YU HENG CHI Name: YU HENG CHI Title: Director	HONG YUAN Investment Co., Ltd. By: /s/ LEE TSUN HSING Name: LEE TSUN HSING Title: Director

FENG SHOU Investment Co., Ltd. By: /s/ CHEN HUNG JU Name: CHEN HUNG JU Title: Director	By: /s/ CHEN CHANG CHIH Name: CHEN CHANG CHIH

SCHEDULE I CASH CONSIDERATION

China United Insurance Service, Inc.

No.	Shareholder Name	Amount of Cash Payable to the Selling Shareholders on or prior to March 31, 2015	Amount of Cash Payable to the Selling Shareholders on or subsequent to March 31, 2015
1	MAO YI HSIAO	1,366,117	683,058
2	CHOU CHUNG HSIEN	91,941	45,970
3	CHEN HUNG JU	974,276	487,138
4	YU HENG CHI	487,345	243,673
5	CHENG MIN LUNG	583,112	291,556
6	CHEN HSIN CHU	155,285	77,642

7	LEE TSUN HSING	20,633	10,316
8	CHEN SHU TZU	103,089	51,545
9	YEH FU CHAO	109,494	54,747
10	CHEN YING CHANG	206,357	103,178
11	HSU MING CHU	315,082	157,541
12	CHEN YI CHING	40,122	20,061
13	YU WAN CHIN	33,440	16,720
14	YANG LI LING	100,036	50,018
15	WANG LING SHUEH	8,345	4,172
16	CHEN PO CHIANG	8,741	4,370
17	CHEN HSIAO HUNG	36,292	18,146
18	CHIANG WEN TE	380,343	190,172
19	LE BI E	26,914	13,457
20	LIN KUNG YEN	38,362	19,181

China United Insurance Service, Inc.

No.	Shareholder Name	Amount of Cash Payable to the Selling Shareholders on or prior to March 31, 2015	Amount of Cash Payable to the Selling Shareholders on or subsequent to March 31, 2015
21	YANG CHE CHIA	98,248	49,124
22	HONG ZHONG NAN	43,317	21,659
23	CHOU SHIOU HUEI	26,049	13,024
24	JIAN SU HUA	37,669	18,834
25	HSU YA LIN	170,464	85,232
26	HAO CHIEH	40,020	20,010

27	WANG JEN CHUAN	14,514	7,257
28	WANG MEI HUI	7,457	3,729
29	LIAO YUNG MING	29,793	14,897
30	LIU TA WEI	102,102	51,051
31	CHANG CHIEN HAN CHUNG	50,507	25,253
32	CHENG HSING LING	40,319	20,159
33	YANG HSIU YUN	20,126	10,063
34	LIN TING HUA	101,928	50,964
35	LIN CHU CHUN	34,232	17,116
36	LEE YAO TUNG	27,535	13,768
37	TSAI CHIH HUNG	42,855	21,428
38	HUANG SHU CHEN	6,651	3,326
39	TSAI KUO SUNG	96,892	48,446
40	WU CHI TAI	14,053	7,026
41	HSU PEI YU	15,215	7,607
42	CHEN HSUAN YU	37,659	18,829
43	TU WEI PIN	38,304	19,152
44	JIANG KAI WEI	29,187	14,594
45	TU CHENG WEI	25,681	12,841

China United Insurance Service, Inc.

No.	Shareholder Name	Amount of Cash Payable to the Selling Shareholders on or prior to March 31, 2015	Amount of Cash Payable to the Selling Shareholders on or subsequent to March 31, 2015
46	LIN CHUN WEI	6,589	3,295
47	CHAN HUI YING	7,688	3,844
48	CHAO HUI HSIEN	115,275	57,637
49	TU WEN TI	32,531	16,266
50	CHUANG YUNG CHI	35,360	17,680
51	SEHN WEN CHE	39,684	19,842
52	CHIN LI HSUN	20,206	10,103
53	HSIEH TUNG CHI	30,440	15,220
54	YEH JEI HUA	37,886	18,943
55	CHEN YU ZHEN	10,103	5,051
56	LIN CHIN CHIANG	12,558	6,279
57	TSAO CHIH TANG	3,293	1,647
58	SHIH YEN CHIN	10,224	5,112
59	CHENG YA FEN	6,627	3,314
60	CHEN HSIANG LI	10,224	5,112
61	HUANG CHUN CHIEH	10,224	5,112
62	LIU YU FANG	10,224	5,112
63	TUNG SU LAN	6,890	3,445
64	CHANG HUI CHUN	20,460	10,230
65	YEN YU HSUN	5,819	2,910
66	YEH WAN YU	10,224	5,112
67	CHEN MING HSIU	6,890	3,445
68	YANG HSIANG HUI	10,224	5,112
69	NIEN HUI CHU	10,224	5,112
70	CHIH YIN PEI	10,224	5,112
71	SHEN KAI FONG	3,334	1,667

China United Insurance Service, Inc.

No.	Shareholder Name	Amount of Cash Payable to the Selling Shareholders on or prior to March 31, 2015	Amount of Cash Payable to the Selling Shareholders on or subsequent to March 31, 2015
72	WANG LING SHIH	3,596	1,798
73	CHEN HSIAO MEI	3,596	1,798
74	CHENG YEN WEN	3,596	1,798
75	U-Li Investment Consulting Enterprise Co., Ltd.	5,107,500	2,553,750
76	Marcopolo Investment Company Ltd.	909,254	454,627
77	CHENG HENG Investment Co., Ltd.	858,740	429,370
78	HONG YUAN Investment Co., Ltd.	626,375	313,188
79	FENG SHOU Investment Co., Ltd.	757,712	378,856
80	CHEN CHANG CHIH	10,103	5,051
Total		NT$15 MILLION	NT$7.5 MILLION